SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)   March 27, 2001

                            REINHOLD INDUSTRIES,INC.
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             (Exact name of registrant as specified in its charter)



     DELAWARE                     0-18434             13-2596288
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(State or other jurisdiction     (Commission       (IRS Employer
of incorporation)                 File Number)      Identification No.)



12827 EAST IMPERIAL HWY., SANTA FE SPRINGS, CA                90670
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code      (562) 944-3281



                                      N/A

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       (Former name or former address, if changed since last report.)

Item 5.  Other Events

On December 3, 1993, Keene filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court. Keene's chapter 11 filing came as a direct result of the demands on Keene of thousands of asbestos-related lawsuits that named Keene as a party. On July 31, 1996 (the "Effective Date"), Keene consummated its Fourth Amended Plan of Reorganization, as modified, under the Bankruptcy Code (the "Plan"). On the Effective Date, Reinhold was merged into and with Keene, with Keene becoming the surviving corporation. Keene, as the surviving corporation of the merger, was renamed Reinhold Industries, Inc.

On the  Effective  Date,  pursuant to the Plan,  the Company  issued its Class B
Common Stock and transferred certain assets to the Trustees of a Creditors' Trust (the "Trust"), which was established under the Plan to administer Keene's asbestos liabilities. The value of the assets transferred to the Trust created a loss carry forward which could be used to offset future Federal and State income tax liability.

Pursuant to the guidelines provided by the American Institute of Certified Public Accountants in Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" (SOP 90-7), the Company adopted fresh start reporting as of the close of business on July 31, 1996.

In accordance with SOP 90-7, tax benefits from loss carry forwards and deductible temporary differences arising prior to the Company's reorganization (emergence from bankruptcy proceedings) are to be recorded as a direct addition to paid-in capital. The Company applied such benefits as a reduction of income tax expense for the years ended December 31, 1996 through December 31, 1999 and for the three month periods ending March 31, 1999 and 2000, June 30, 1999 and 2000, and September 30, 1999 and 2000, respectively.

Accordingly, the Company will restate its reported results of operations for the periods effected to reflect the proper accounting treatment for tax benefits relative to the utilization of loss carry forwards arising prior to the Effective Date. The effect of this restatement is to reduce net income and earnings per share as follows (in thousands, except per share data):




                                      Net Income       Net Income        Diluted EPS      Diluted EPS
                                     As Reported      As Restated        As Reported      As Restated
------------------------------------------------------------------------------------------------------------------------------------

Year Ended December 31, 1996            $ (2,198)        $ (2,353)               N/A              N/A

Year Ended December 31, 1997               1,647            1,004             $ 0.82           $ 0.50

Year Ended December 31, 1998               2,138            1,435               1.07             0.72

Year Ended December 31, 1999               5,041            3,570               2.51             1.78

Three Months Ended:
  March 31, 1999                           1,109              767               0.55             0.38
  March 31, 2000                           1,108              802               0.55             0.39

Three Months Ended:
  June 30, 1999                            1,363              952               0.62             0.43
  June 30, 2000                            1,371              941               0.61             0.42

Three Months Ended:
  September 30, 1999                       1,665            1,219               0.75             0.55
  September 30, 2000                       1,078              714               0.48             0.32


This retroactive adjustment does not change net stockholders' equity for any of the above periods as the reduction in retained earnings is offset by an equivalent increase in additional paid-in capital. Additionally, the Company's Federal and State income tax liability does not change.

From 1993 through 1995, the Company recorded liabilities aggregating $1,565,000 for estimated costs related to a proposed plant relocation. The recognition of these liabilities did not meet the requirements of EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." Accordingly, the Company has recorded adjustments to retroactively reverse these liabilities in the period ended December 31, 1995. The effect of these retroactive adjustments is to increase additional paid-in capital by $1,565,000 as of January 1, 1996 and for each subsequent and previously reported financial statement date. These retroactive adjustments do not impact the results of operations of the Company for financial reporting periods subsequent to December 31, 1995.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                    REINHOLD INDUSTRIES, INC.


Date:  March 27, 2001               By: /s/ BRETT R. MEINSEN

                                    Brett R. Meinsen
                                    Vice President -  Finance and Administration